Exhibit 4.2

EXECUTION VERSION

THIRD SUPPLEMENTAL INDENTURE

Dated as of January 22, 2014

to

INDENTURE

Dated as of October 11, 2012

among

AIR LEASE CORPORATION,

as Issuer,

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

and

ZIONS FIRST NATIONAL BANK,

as Authenticating and Paying Agent

eNOTES

INTERNET AUCTION PROGRAM

MEDIUM-TERM NOTES

i

ARTICLE IX. REDEMPTION OF NOTES		13

Section 9.1	Notice of Redemption of Notes	13

ARTICLE X. REPURCHASE OF NOTES AT OPTION OF HOLDERS		13

Section 10.1	Offer to Repurchase Upon Change of Control Repurchase Event	13

ARTICLE XI. MISCELLANEOUS PROVISIONS		16

Section 11.1	Effect of Supplemental Indenture	16
Section 11.2	Governing Law	16
Section 11.3	Effect of Headings	16
Section 11.4	Severability	16
Section 11.5	Ratification of Indenture	16
Section 11.6	Trustee Not Responsible for Recitals	16
Section 11.7	Waiver of Jury Trial	16
Section 11.8	Counterparts	16
Section 11.9	Concerning The Trustee and the Authenticating and Paying Agent	16
Section 11.10	Documents to be Given to the Trustee	16

EXHIBIT A — Form of Note

ii

THIRD SUPPLEMENTAL INDENTURE, dated as of January 22, 2014 (this “Supplemental Indenture”), by and among Air Lease Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (the “Trustee”), and Zions First National Bank, a national banking association organized under the laws of the United States with its principal place of business in the State of Utah, as Authenticating and Paying Agent (the “Authenticating and Paying Agent”).

RECITALS

WHEREAS, the Company has executed and delivered to the Trustee the Indenture, dated as of October 11, 2012 (the “Base Indenture” and together with this Supplemental Indenture, the “Indenture”), to provide for the issuance of the Company’s debt securities, to be issued in one or more series;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of debt securities to be known as the “eNotes Internet Auction Program Medium-Term Notes” (the “Notes”), the form and substance and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture, as supplemented by this Supplemental Indenture and as may be further supplemented from time to time by an Officers’ Certificate with respect thereto.  The Notes may be issued from time to time in any number of tranches and any Notes issued as part of this series will constitute a single series of Securities under the Indenture and shall be included in the definition of “Securities” where the context requires;

WHEREAS, the Board of Directors of the Company by duly adopted resolutions has authorized certain officers of the Company to, among other things, determine the terms of the debt securities to be issued under the Indenture and execute any and all appropriate documents necessary or appropriate to effect each such issuance;

WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Sections 2.01, 3.01 and 9.01 of the Base Indenture;

WHEREAS, Sections 9.01(e) and 9.01(p) of the Base Indenture provide that without the consent of Holders of the Securities of any series issued under the Indenture, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture, in form satisfactory to the Trustee, to (i) add to, change or eliminate any of the provisions of the Indenture when there is no Security Outstanding of any series created prior to the execution of a supplemental indenture that is entitled to the benefit of such provision and (ii) create and issue Add On Securities pursuant to Section 3.01 of the Base Indenture;

WHEREAS, Section 9.01(g) of the Base Indenture permits the Company and the Trustee to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01 of the Base Indenture;

WHEREAS, the Company desires to establish the form and terms of the Notes and to modify, alter, supplement and change certain provisions of the Base Indenture for the benefit of the Holders of the Notes (except as may be provided in a future supplemental indenture to the Indenture (“Future Supplemental Indenture”));

WHEREAS, the Company desires to appoint and hereby directs the Trustee pursuant to Section 6.14 of the Base Indenture by its execution and delivery hereof to appoint Zions First National Bank an Authenticating Agent in respect of one or more series of securities, and that, upon acceptance of such appointment, such Authenticating Agent shall be vested with all the rights, powers, trusts and duties of an Authenticating Agent with respect to that series of Securities;

WHEREAS, the Base Indenture permits the Company to appoint a Paying Agent and Security Registrar in respect of one or more series of Securities, and that, upon acceptance of such appointment, such Paying Agent shall be vested with all the rights, powers and duties of a Paying Agent and Security Registrar with respect to that series of debt securities;

WHEREAS, pursuant to an authenticating and paying agency agreement dated January 22, 2014 (the “Authenticating and Paying Agency Agreement”), the Company desires to appoint Zions First National Bank (the

“Authenticating and Paying Agent”) to act as the Authenticating Agent and Paying Agent and Security Registrar with respect to the Notes, subject to the terms and conditions of the Authenticating and Paying Agency Agreement and the Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or the Authenticating Agent, as applicable, the valid obligations of the Company, have, in each case, been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the forms and terms of the Notes, the Company covenants and agrees, with the Trustee and the Authenticating and Paying Agent, as follows:

ARTICLE I.
DEFINITIONS

Section 1.1                                   Definitions.  For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)                                 the terms defined in this Article I shall have the respective meanings assigned to them in this Article I and include the plural as well as the singular and, to the extent applicable, supersede the definitions thereof in the Base Indenture with respect to the Notes;

(b)                                 all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture;

(c)                                  unless the context otherwise requires, (i) any reference to an “Article” or “Section” refers to an Article or Section, as the case may be, of this Supplemental Indenture; and (ii) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture as a whole as amended and/or supplemented by this Supplemental Indenture and not to any particular Article, Section or other subdivision;

(d)                                 unless otherwise expressly provided, the word “including” does not limit the preceding words or terms; and

(e)                                  unless the context otherwise requires or unless otherwise expressly provided, for purposes of this Supplemental Indenture and the Indenture, the term “series” shall mean the series of Securities designated as the “eNotes Internet Auction Program Medium-Term Notes” and shall include any tranches of Notes constituted thereunder.

“Aircraft Assets” means (x) aircraft, airframes, engines (including spare engines), propellers, parts and other operating assets and pre-delivery payments relating to any of the items in this clause (x); and (y) intermediate or operating leases relating to any of the items in the foregoing clause (x).

“ALC Maillot” means ALC Maillot Jaune Borrower, LLC, a Delaware limited liability company.

“ALC Warehouse” means ALC Warehouse Borrower, LLC, a Delaware limited liability company.

“Bankruptcy Law” means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for the relief of debtors.

“Below Investment Grade Rating Event” means that at any time within 60 days (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) from the date of the public notice of a Change of Control or of the Company’s intention or that of any Person to effect a Change of Control, the rating on the Notes is lowered, and the Notes are rated below an Investment Grade Rating, by (x) one Rating Agency if the Notes are rated by less than two Rating Agencies, (y) both Rating Agencies if the Notes are rated by two Rating Agencies or (z) at least a majority of such Rating Agencies if the Notes are rated by three or more Rating Agencies; provided, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close, and when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Stock” of a Person means all equity interests in such Person, including any common stock, preferred stock, limited liability or partnership interests (whether general or limited), and all warrants or options with respect to, or other rights to purchase, the foregoing, but excluding Convertible Notes and other indebtedness (other than preferred stock) convertible into equity.

“Change of Control” means, the occurrence of any one of the following:

(x)                                 a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, a direct or indirect Subsidiary, or any employee or executive benefit plan of the Company and/or its Subsidiaries, has become the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Stock representing more than 50% of the total voting power of all Common Stock of the Company then outstanding and constituting Voting Stock;

(y)                               the consummation of (i) any consolidation or merger of the Company pursuant to which the Company’s Common Stock will be converted into the right to obtain cash, securities of a Person other than the Company, or other property; or (ii) any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any other Person other than a direct or indirect Subsidiary of the Company; provided, that Aircraft Asset leasing in the ordinary course of business of the Company or any of its Subsidiaries shall not be considered the leasing of “all or substantially all” of the Company’s consolidated assets; provided further, however, that a transaction described in clause (i) or (ii) in which the holders of the Company’s Common Stock immediately prior to such transaction own or hold, directly or indirectly, more than 50% of the voting power of all Common Stock of the continuing or surviving corporation or the transferee, or the parent thereof, outstanding immediately after such transaction and constituting Voting Stock shall not constitute a Change of Control; or

(z)                                  the adoption of a plan relating to the Company’s liquidation or dissolution.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Common Stock” shall mean and include any class of capital stock of any corporation now or hereafter authorized, the right of which to share in distributions of either earnings or assets of such corporation is without limit as to any amount or percentage.

“Consolidated Tangible Assets” at any date means the total assets of the Company and its Subsidiaries reported on the most recently prepared consolidated balance sheet of the Company filed with the Commission or delivered to the Trustee as of the end of a fiscal quarter, less all assets shown on such consolidated balance sheet that are classified and accounted for as intangible assets of the Company or any of its Subsidiaries or that otherwise would be considered intangible assets under GAAP, including, without limitation, franchises, patents and patent applications, trademarks, brand names, unamortized debt discount and goodwill.

“Convertible Notes” means indebtedness of the Company that is optionally convertible into Capital Stock of the Company (and/or cash based on the value of such Capital Stock) and/or indebtedness of a Subsidiary of the Company that is optionally exchangeable for Capital Stock of the Company (and/or cash based on the value of such Capital Stock).

“Default” means any event that is, or after the notice or passage of time or both would be, an Event of Default.

“DTC” means The Depository Trust Company.

“ECA Indebtedness” means any indebtedness incurred in order to fund the deliveries of new Aircraft Assets, which indebtedness is guaranteed by one or more Export Credit Agencies, including guarantees thereof by the Company or any of its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time and the rules and regulations of the Commission promulgated thereunder.

“Export Credit Agencies” means collectively, the export credit agencies or other governmental authorities that provide export financing of new Aircraft Assets (including, but not limited to, the Brazilian Development Bank, Compagnie Francaise d’Assurance pour le Commerce Exterieur, Her Britannic Majesty’s Secretary of State acting by the Export Credits Guarantee Department, Euler-Hermes Kreditversicherungs AG, the Export-Import Bank of the United States, the Export Development Canada or any successor thereto).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the applicable Issue Date.

“Holder” means a Person in whose name a Note is registered in the Security Register for the Notes, and such Person shall be treated as the owner of such Note for all purposes under the Indenture.

“Indenture” means the Base Indenture as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof, including, for all purposes of the Base Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture and any such supplemental indenture, respectively. The term “Indenture,” when used with respect to a particular series of Securities (including the Notes), shall also include the terms of such particular series of Securities (including the Notes) established as contemplated by Section 3.01 of the Base Indenture, including by this Supplemental Indenture.

“Investment Grade Rating” means a rating equal to or higher than BBB- by S&P, or the equivalent of any other Rating Agency, as applicable, or in each case the equivalent under any successor category of such Rating Agency.

“Issue Date” means, with respect to any Note, the date of first issuance of the applicable tranche.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any Capital Lease, upon or with respect to any property or asset of such Person.

“Non-Recourse Indebtedness” means, with respect to any Person, any indebtedness of such Person or its Subsidiaries that is, by its terms, recourse only to specific assets and non-recourse to the assets of such Person generally and that is neither guaranteed by any Affiliate (other than a Subsidiary) of such Person or would become the obligation of any Affiliate (other than a Subsidiary) of such Person upon a default thereunder, other than (x) recourse for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single purpose entity covenants and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse financings, (y) recourse to the equity interests of such Person or its Subsidiaries and to a guarantee by the Company or any Affiliate of the Company that does not exceed 10% of the outstanding indebtedness of such Person and its Subsidiaries, including such a guarantee of Warehouse Facility Indebtedness, and (z) the existence of a guarantee that does not constitute a guarantee of payment of principal, interest or premium on indebtedness.

“Notice of Default” means a written notice of the kind specified in clause (c) of Section 7.1 of this Supplemental Indenture.

“Place of Payment” means, with respect to the Notes, the place or places where the principal of and any premium and interest on the Notes are payable as specified as contemplated in the Indenture.

“Rating Agency” means S&P and any additional rating agency that provides a rating with respect to the Notes and is a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); provided, that if any such Rating Agency ceases to provide rating services to issuers or investors, the Company may appoint a replacement for such Rating Agency that is a NRSRO.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw-Hill Financial, Inc.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time and the rules and regulations of the Commission promulgated thereunder.

“Special Purpose Aircraft Financing Entity” means a Subsidiary of the Company (x) that engages in no business other than the purchase, finance, refinance, lease, sale and management of Aircraft Assets, the ownership of Special Purpose Aircraft Financing Entities and business incidental thereto; (y) substantially all of the assets of which are comprised of Aircraft Assets and/or Capital Stock in Special Purpose Aircraft Financing Entities; and (z) that is not obligated under, or the organizational documents or financing documents of which prevent it from incurring, in each case, indebtedness for money borrowed other than indebtedness incurred to finance or refinance the purchase, lease or acquisition of Aircraft Assets and the purchase of Special Purpose Aircraft Financing Entities or the cost of construction, repair, refurbishment, modification or improvement thereof.

“Subsidiary” of any Person means (x) any corporation, association or similar business entity (other than a partnership, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors or trustees thereof (or Persons performing similar functions) or (y) any partnership, limited liability company, trust or similar entity of which more than 50% of the capital accounts, distribution rights or total equity, as applicable, is, in the case of clauses (x) and (y), at the time owned, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“U.S. Government Obligation” means (x) any security that is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation that is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

“Voting Stock” means Capital Stock of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or Persons performing similar functions).

“Warehouse Facility Indebtedness” means indebtedness under (x) that certain Amended and Restated Warehouse Loan Agreement, dated as of June 21, 2013,  among ALC Warehouse, the lenders party thereto and Credit Suisse AG, New York Branch, as Agent, and (y) (i) that certain Credit Agreement, dated as of March 8, 2012, among ALC Maillot, the subsidiary guarantors party thereto, the lenders party thereto, Credit Agricole Corporate and Investment Bank, as administrative agent, and Deutsche Bank Trust Company Americas, as collateral agent; and (ii) that certain Liquidity Facility Agreement, dated as of March 8, 2012, among ALC Maillot, Credit Agricole Corporate and Investment Bank, as liquidity facility provider, and Credit Agricole Corporate and Investment Bank, as administrative agent, in the case of each of the foregoing clauses (x) and (y), as any such agreement may be amended, supplemented, extended, refinanced, renewed or replaced.

Section 1.2                 Other Defined Terms.  In addition to the definitions set forth in Section 1.1 above, the following terms shall have the respective meanings given in the Sections of this Supplemental Indenture set forth below:

Defined Term	Section

Additional Notes	2.6
Bankruptcy Default	7.1
Base Indenture	Recitals
Change of Control Offer	10.1
Change of Control Payment	10.1
Change of Control Payment Date	10.1
Company	Recitals
Event of Default	7.1
Notes	Recitals
property	6.1
Successor Company	6.2
Supplemental Indenture	Recitals
Threshold Amount	7.1
Trustee	Recitals

ARTICLE II.
TERMS AND DESCRIPTION OF NOTES

Section 2.1                 Indenture.  The changes, modifications and supplements to the Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes that may be issued from time to time pursuant to a Board Resolution, Officers’ Certificate or supplemental indenture in accordance with Section 3.01 of the Base Indenture, and shall not apply to any other Securities that may be issued under the Indenture unless a Board Resolution, Officers’ Certificate or supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall supersede any conflicting provisions in the Indenture with respect to the Notes.

Section 2.2                 Designation and Amount.  There is hereby authorized and established a series of Securities under the Indenture, designated as the “eNotes Internet Auction Program Medium-Term Notes,” which series shall include any Securities issued under the Base Indenture, as amended and supplemented by this Supplemental Indenture, and as may be further amended or supplemented from time to time pursuant to a Board Resolution, Officers’ Certificate or supplemental indenture, and such Board Resolution, Officers’ Certificate, or supplemental indenture, including any form of Note attached thereto, may set forth additional terms applicable to the tranche of Notes established thereby, including additional terms with respect to redemption or repurchase of such Notes.  The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is unlimited.  The Notes will initially be issued as Global Securities and registered in the name of Cede & Co., the nominee of DTC.

Section 2.3                 Form of Notes.  The Notes are to be substantially in the form set forth in Exhibit A hereto, with such changes and additions as may be determined from time to time pursuant to a Board Resolution, Officers’ Certificate or supplemental indenture in accordance with Section 3.01 of the Base Indenture and Article II of this Supplemental Indenture.

Section 2.4                 Notes issuable in any Number of Tranches.  The Notes will be issued as part of the same series and may be issued in any number of tranches.

Section 2.5                 Additional Notes.  The Company may, from time to time reopen any series or tranche and issue additional Notes (the “Additional Notes”) without notice to or consent of the Holders; provided that such Additional Notes are fungible with the relevant Notes or are issued under separate CUSIP numbers (or other relevant identifying numbers).  The Notes and any such Additional Notes shall be consolidated and form a single series of Securities and shall vote together as one class on all matters.  The Company may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

Section 2.6                 Notes form a Single Series.  Any Notes issued as part of the series of Securities designated as “eNotes Internet Auction Program Medium-Term Notes,” in as many tranches as may be constituted thereunder, together with any other Notes, will form a part of and constitute a single series of Securities under the Indenture and shall be included in the definition of “Securities” in the Indenture where the context requires.

Section 2.7                 Sinking Fund.  The Notes shall not be entitled to the benefit of any sinking fund.

ARTICLE III.
APPOINTMENT AND ACKNOWLEDGEMENT

Section 3.1                 Appointment of the Authenticating Agent in respect of the Notes. The Company hereby directs the Trustee pursuant to Section 6.14 of the Base Indenture to appoint Zions First National Bank, Corporate Trust Office at One South Main Street, Suite 1200, Salt Lake City, Utah 84133, Attention: Shelene Brown, or such other address as the Authenticating and Paying Agent may designate from time to time by notice to the Trustee and the Company, as the Authenticating Agent to act in that capacity with respect to the Notes that may be issued from time to time under the Indenture and the Trustee hereby so appoints such Person to such capacity.  The appointment by the Trustee of the Authenticating Agent pursuant to the direction of the Company shall be deemed to be an appointment with due care pursuant to Section 6.03(g) of the Base Indenture.  The Trustee shall have no liability for the acts or omissions of the Authenticating Agent, Paying Agent or Securities Registrar.  The Authenticating Agent hereby acknowledges and accepts such appointment, and agrees to act for all purposes as Authenticating Agent with respect to the Notes, according to the terms of the Indenture, including any duties or obligations of the Authenticating Agent.  Each reference to “Authenticating Agent” in the Indenture shall mean Zions First National Bank with respect to the Notes.

Section 3.2                 Appointment of Paying Agent in respect of the Notes.  The Company initially appoints Zions First National Bank to act as Paying Agent for the Notes that may be issued from time to time under the Indenture. Zions First National Bank hereby acknowledges and accepts such appointment, and agrees to (a) act as Paying Agent with respect to the Notes according to the terms of the Indenture, (b) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (c) during the continuance of any default by the Company (or any other obligor upon the Notes) in the making of any payment in respect of any Notes, upon the written request of the Trustee (acting in accordance with the written direction of Holders of at least a majority in aggregate principal amount in respect of Notes of that series), forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes of that series.  Each reference to “Paying Agent” in the Indenture shall mean, unless the Company shall otherwise notify the Trustee and the Holders of Notes, Zions First National Bank.

Section 3.3                 Appointment of Security Registrar in respect of the Notes.   (a) For the purposes of the definition of “Security Registrar” set forth in Section 3.05 of the Base Indenture, the second sentence of Section 6.09 of the Base Indenture shall be amended in its entirety and read as follows with respect to Security Registrar for the Notes:

Each Security Registrar shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $100,000 and is organized under the laws of the United States or any state thereof.

(b)                                 The Company hereby appoints Zions First National Bank to act as Security Registrar for the Notes that may be issued from time to time under the Indenture. Zions First National Bank hereby acknowledges and accepts such appointment, and agrees to act as Security Registrar with respect to the Notes according to the terms of the Indenture.  Each reference to “Security Registrar” in the Indenture shall mean, unless the Company shall otherwise notify the Trustee and the Holders, Zions First National Bank with respect to the Notes.

ARTICLE IV.
SATISFACTION AND DISCHARGE

Section 4.1                 Satisfaction and Discharge of Indenture.  Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 4.01 of the Base Indenture is amended and restated in its entirety as follows with respect to the Notes:

(a)                                 The Indenture will be discharged as to all Notes and will cease to be of further effect as to all Notes, when either:

(i)                                     all Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust) have been delivered to the Paying Agent for cancellation; or

(ii)                                  (A) all Notes not theretofore delivered to the Paying Agent for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Paying Agent for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be; (B) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than the Indenture) to which the Company is a party or by which the Company is bound; (C) the Company has paid or caused to be paid all sums payable or due and owing by the Company under the Indenture; and (D) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

(b)                                 In addition, the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) stating that all conditions precedent to satisfaction and discharge have been satisfied.

(c)                                  Notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Company to the Trustee under Section 6.07 of the Base Indenture and the obligations of the Trustee to any Authenticating Agent under Section 6.14 of the Base Indenture shall survive.

ARTICLE V.
AMENDMENTS AND WAIVERS

Section 5.1                 Supplemental Indentures without Consent of Holders.  Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 9.01 of the Base Indenture is hereby amended with respect to the Notes by the following:

(a)                                 replacing the language in clause (d) thereof with “to add to or change any of the provisions of the Indenture or the terms of the Notes to such extent as shall be necessary to permit or facilitate the issuance of Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Notes in uncertificated form; provided, in each case, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended”; and

(b)                                 replacing the word “indenture” in clause (q) thereof with “Indenture.”

Section 5.2                 Supplemental Indentures with Consent of Holders.  Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 9.02 of the Base Indenture is hereby amended with respect to the Notes by the following:

(a)                                 replacing the period at the end of clause (c) thereof with “, or”; and

(b)                                 adding a new clause (d) after the end of clause (c) thereof, as follows: “(d) reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased as described in Article X of the Supplemental Indenture or as may be described in an Officers’ Certificate with respect thereto, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definition of “Change of Control” or “Below Investment Grade Ratings Event”).”

ARTICLE VI.
CERTAIN COVENANTS OF THE COMPANY

Unless otherwise specified with respect to any tranche of Notes pursuant to Section 3.01 of the Base Indenture and Article II of this Supplemental Indenture in a Board Resolution, Officers’ Certificate or supplemenal indenture, the following additional covenants shall apply with respect to the Notes:

Section 6.1                 Limitation on Liens.  The Company will not, and will not permit any Subsidiary to, at any time pledge or otherwise subject to any Lien any of its or such Subsidiary’s property, tangible or intangible, real or personal (hereinafter “property”), without thereby expressly securing the Notes (together, if the Company so chooses, with any other securities entitled to the benefit of a similar covenant) equally and ratably with any and all other indebtedness for borrowed money or Capital Lease, including any guarantee, secured by such Lien, so long as any such other indebtedness or Capital Lease shall be so secured, and the Company covenants that if and when any such Lien is created, the Notes will be so secured thereby; provided, that, the foregoing shall not apply to any Lien on any property existing as of the Issue Date or to the following Liens securing indebtedness for borrowed money or Capital Leases, including any guarantee:

(a)                                 any Lien on any property (including Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) securing Non-Recourse Indebtedness;

(b)                                 any Lien on any property (including Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) (i) existing at the time of acquisition of such property or the entity owning such property (including acquisition through merger or consolidation), or (ii) given to secure the payment of all or any part of the purchase, lease or acquisition thereof or the cost of construction, repair, refurbishment, modification or improvement of property (including Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) or to secure any indebtedness (including ECA Indebtedness) or Capital Lease incurred prior thereto, at the time of, or within 180 days (18 months in the case of Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) after, the acquisition, construction, repair, refurbishment, modification or improvement of property (including Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) for the purpose of financing all or part of the purchase, lease or acquisition thereof or the cost of construction, repair, refurbishment, modification or improvement;

(c)                                  Liens by a Subsidiary as security for indebtedness owed to the Company or any Subsidiary;

(d)                                 a banker’s lien or right of offset of the holder of such indebtedness in favor of any lender of moneys or holder of commercial paper of the Company or any Subsidiary in the ordinary course of business on moneys of the Company or such Subsidiary deposited with such lender or holder in the ordinary course of business;

(e)                                  any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien existing on the Issue Date or referred to in the foregoing clauses including in connection with the refinancing of indebtedness of the Company and its Subsidiaries secured by such Lien; and

(f)                                   other Liens not permitted by any of the foregoing clauses (a) through (e) on any property, now owned or hereafter acquired; provided, that, no such Liens shall be incurred pursuant to this subsection (f) if the aggregate principal amount of outstanding indebtedness (without duplication for any guarantee of such indebtedness) and Capital Leases secured by Liens incurred pursuant to this subsection (f) subsequent to the Issue Date, including the Lien proposed to be incurred, shall exceed 20% of Consolidated Tangible Assets after giving effect to such incurrence and the use of proceeds of such indebtedness or Capital Leases.

(g)                                  For the avoidance of doubt, nothing in this Section 6.1 shall limit Liens that do not secure indebtedness for borrowed money or Capital Leases.

Section 6.2                 Release of Liens.  Any Lien that is granted to secure the Notes pursuant to Section 6.1 shall be automatically released and discharged at the same time as the release (other than through the exercise of remedies with respect thereto) of each Lien that gave rise to such obligation to secure the Notes under Section 6.1.

Section 6.3                 Merger, Consolidation or Sale of All or Substantially All Assets.  Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 8.01 of the Base Indenture is hereby amended and restated in its entirety as follows with respect to the Notes by this Section 6.3:

(a)                                 The Company will not consolidate with or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the Company’s properties and assets, in one or more related transactions, to any Person unless:

(i)                                     the resulting, surviving or transferee Person (the “Successor Company”) is a Person organized and existing under the laws of the United States of America, any state or territory thereof or the District of Columbia;

(ii)                                  the Successor Company (if other than the Company) expressly assumes all of the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture;

(iii)                               immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(iv)                              the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, winding up or disposition, and such supplemental indenture, if any, comply with the Indenture.

(b)                                 The Company will be released from its obligations under the Indenture and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes; provided, that in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest on the Notes.

(c)                                  For purposes of this Section 6.2, Aircraft Asset leasing in the ordinary course of business of the Company or any of its Subsidiaries shall not be considered the leasing of “all or substantially all” of the Company’s consolidated assets.

ARTICLE VII.
DEFAULTS AND REMEDIES

Section 7.1                 Events of Default.  Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 5.01 of the Base Indenture is hereby amended and restated in its entirety as follows with respect to the Notes by this Section 7.1:

Each of the following is an “Event of Default” with respect to any tranche of Notes:

(a)                                 default in any payment of interest on any Note of such tranche when due, which default continues for a period of 30 days;

(b)                                 default in the payment of principal of, or premium, if any, on any Note of such tranche when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(c)                                  default in the performance, or breach, of any covenant or warranty of the Company in the Indenture with respect to the Notes (other than a covenant or warranty with respect to which a default in performance or breach is elsewhere in this Section 7.1 specifically addressed or which covenant or warranty has been included in the Indenture solely for the benefit of one or more series or tranches notes other than the Notes), and continuance of such default or breach for a period of 90 consecutive days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of all Outstanding Notes affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture;

(d)                                 default under any mortgage, indenture (including the Indenture) or instrument under which there is issued, or which secures or evidences, any indebtedness for borrowed money of the Company (or the payment of which is guaranteed by the Company) (other than indebtedness owed to any Subsidiary or Non-Recourse Indebtedness of the Company) now existing or hereinafter created, which default shall constitute a failure by the Company to pay principal in an amount exceeding $100.0 million (the “Threshold Amount”) when due and payable by the Company at final stated maturity, after expiration of any applicable grace period with respect thereto (such default, a “payment default”), or shall have resulted in an aggregate principal amount of such indebtedness exceeding the Threshold Amount becoming due and payable by the Company prior to the date on which it would otherwise have become due and payable (such default, an “acceleration default”); provided, however, that in connection with any series of the Convertible Notes, (i) any conversion of such indebtedness by a holder thereof into shares of common stock, cash or a combination of cash and shares of common stock, (ii) the rights of holders of such indebtedness to convert into shares of common stock, cash or a combination of cash and shares of common stock and (iii) the rights of holders of such indebtedness to require any repurchase by the Company of such indebtedness in cash upon a fundamental change shall not, in itself, constitute an Event of Default hereunder; or

(e)                      (i)                                              the Company, pursuant to or within the meaning of any Bankruptcy Law: (A) commences proceedings to be adjudicated bankrupt or insolvent; (B) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Bankruptcy Law; (C) consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) makes an admission in writing of its inability to pay its debts generally as they become due; or

(ii)                                  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in a proceeding in which the Company is to be adjudicated bankrupt or insolvent; (B) appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Company; or (C) orders the liquidation, dissolution or winding up of the Company; and the order or decree remains unstayed and in effect for 90 consecutive days (any such Event of Default specified in this clause (e), for purposes of the Notes, shall constitute a “Bankruptcy Default”).

Within 60 days following the date on which the Company becomes aware of a Default or receives notice of such Default, as applicable, if such Default is continuing, the Company shall deliver a certificate to the Trustee specifying any events which would constitute a Default, their status and what action the Company is taking or proposing to take in respect thereof.

In the event of a declaration of acceleration of any tranche of Notes solely because an Event of Default described in Section 7.1(d) above has occurred and is continuing, the declaration of acceleration of such Notes shall be automatically rescinded and annulled if (i) the default or defaults triggering such Event of Default pursuant to Section 7.1(d) shall be remedied or cured by the Company or waived by the holders of the relevant indebtedness within 30 days after the declaration of acceleration with respect thereto; (ii) the rescission and annulment of the acceleration of such Notes would not conflict with any judgment or decree of a court of competent jurisdiction; and (iii) all Events of Default with respect to such Notes, except non-payment of principal of, or premium, if any, or interest on, the Notes that have become due solely by such declaration of acceleration of the Notes of such tranche, as the case may be, have been cured or waived as provided in the Indenture.

Section 7.2                 Acceleration.

(a)                                 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, the first three paragraphs of Section 5.02 of the Base Indenture are hereby replaced with the following with respect to the Notes:

“If an Event of Default (other than an Event of Default described in Section 7.1(e) of the Supplemental Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes affected thereby may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes affected thereby to be due and payable by notice in writing to the Company (and to the Trustee if given by Holders). Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable immediately.

If an Event of Default described in Section 7.1(e) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.”

(b)                                 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, the fourth paragraph of Section 5.02 of the Base Indenture is hereby amended by replacing the period at the end of clause (b) thereof with “; and” and adding the following clause (c) thereafter: “(c) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction.”

Section 7.3                 Control by Holders.  Notwithstanding Section 5.12 of the Base Indenture, the Trustee may refuse to follow any direction that conflicts with any law, rule, regulation or court order or the Indenture or the Notes, or that the Trustee determines in good faith is unduly prejudicial to the rights of any Holder or that would involve the Trustee in personal liability. Any application by the Trustee for written instructions from the requisite amount of Holders may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under the Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions from the requisite amount of Holders in response to such application specifying the action to be taken or omitted.

Section 7.4                 Waivers.  It shall not be necessary for any Act of Holders to approve the particular form of any waiver, but it shall be sufficient if such Act shall approve the substance thereof.  A consent to any waiver by any Holder given in connection with a sale, tender or exchange of such Holder’s Notes will not be rendered invalid by such sale, tender or exchange.

ARTICLE VIII.
DEFEASANCE

Section 8.1                 Covenant Defeasance.  The covenants provided pursuant to Section 3.01(r), 9.01(b) or 9.01(g) of the Base Indenture for purposes of Section 13.03 of the Base Indenture are the covenants in Article VI and Article X of this Supplemental Indenture and Section 5.15 of the Base Indenture.

ARTICLE IX.
REDEMPTION OF NOTES

Section 9.1                                   Notice of Redemption of Notes.  For purposes of the Notes issued under the Indenture, Article 11 of the Base Indenture is amended as follows:

(a)                               All references to “the Trustee” in Sections 11.02, 11.03, 11.04 and 11.07 shall be amended and shall read “the Paying Agent”;

(b)                               The reference to “not more than 60 days prior to the Redemption Date” in Section 11.03 of the Base Indenture is amended and shall read as “not less than 5 Business Days prior to the Redemption Date”; and

(c)                                For purposes of any notice of redemption delivered under Section 11.04 of the Base Indenture, the reference to “not less than 30 nor more than 60 days prior to the Redemption Date” in Section 11.04 of the Base Indenture is amended and shall read as “not less than 5 Business Days prior to the Redemption Date.”Section 11.06 of the Base Indenture is hereby amended by deleting the words “Record Dates” and replacing them with “Regular Record Date.”

ARTICLE X.
REPURCHASE OF NOTES AT OPTION OF HOLDERS

Unless otherwise specified with respect to any tranche of Notes pursuant to Section 3.01 of the Base Indenture and Article II of this Supplemental Indenture in a Board Resolution, Officers’ Certificate or supplemental indenture, the following additional covenant shall apply with respect to the Notes:

Section 10.1          Offer to Repurchase Upon Change of Control Repurchase Event.

(a)                                 If a Change of Control Repurchase Event occurs, unless the Company has exercised its right, if any, to redeem all of the Notes, as may be set forth in an Officers’ Certificate to this Supplemental Indenture, the Company will make an offer to purchase all of the Notes (the “Change of Control Offer”) at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”), subject to the right of Holders of record on the applicable Regular Record Date to receive interest due on an Interest Payment Date falling on or prior to such payment date. Within 30 days following the date upon which a Change of Control Repurchase Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, unless the Company has exercised its right, if any, to redeem all of the Notes as may be set forth in an Officers’ Certificate to this Supplemental Indenture, the Company will mail a notice of such Change of Control Offer to each Holder or otherwise give notice, which will govern the terms of the Change of Control Offer, in accordance with the applicable procedures of DTC, with a copy to the Trustee, stating:

(i)                                     that a Change of Control Offer is being made pursuant to this Section 10.1 and that all Notes validly tendered pursuant to such Change of Control Offer will be accepted for purchase by the Company at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the applicable Regular Record Date to receive interest due on an Interest Payment Date falling on or prior to such payment date);

(ii)                                  the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or given, other than as may be required by law) (the “Change of Control Payment Date”);

(iii)                               if sent prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date; provided, that if a Change of Control is consummated after a proposed Change of Control Payment Date and such Change of Control Offer is therefore not consummated, the Company shall make a Change of Control Offer in accordance with this Section 10.1 within 30 days following the later of the consummation of such Change of Control or a Below Investment Grade Rating Event;

(iv)                              that Notes must be tendered in multiples of $1,000, and any Note not validly tendered will remain outstanding and continue to accrue interest;

(v)                                 that, unless the Company defaults in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;

(vi)                              that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice, or transfer their Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vii)                           that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided, that the Paying Agent receives at the address specified in the notice, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(viii)                        that if a Holder is tendering less than all of its Notes, such Holder will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to $1,000 or an integral multiple of $1,000 in excess thereof); and

(ix)                              the other instructions, as determined by the Company, consistent with this Section 10.1 that a Holder must follow.

The notice, if mailed or given in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (A) the notice is mailed or given in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(b)                                 On the Change of Control Payment Date, the Company will, to the extent lawful:

(i)                                     accept for payment all Notes or portions of Notes (of integral multiples of $1,000) validly tendered pursuant to the Change of Control Offer;

(ii)                                  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered;

(iii)                               deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company in accordance with this Section 10.1; and

(iv)                              deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to the making of such Change of Control Payment have been complied with.

(c)                                  The Paying Agent will promptly pay to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee or the Authenticating Agent, as applicable, will promptly authenticate, upon receipt of an authentication order, and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note will be in a principal amount of $1,000 or integral multiples of $1,000 in excess thereof.

(d)                                 If the Change of Control Payment Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Change of Control Payment Date will be paid on the relevant Interest Payment Date to the Person in whose name a Note is registered at the close of business on such Regular Record Date.

(e)                                  Prior to making a Change of Control Payment, and as a condition to such payment (i) the requisite holders of each issue of indebtedness issued under an indenture or other agreement that would be violated by the making of such payment shall have consented to such Change of Control Payment being made and waived the event of default, if any, caused by the Change of Control or (ii) the Company will repay all outstanding indebtedness issued under an indenture or other agreement that would be violated by the making of a Change of Control Payment or the Company will offer to repay all such indebtedness, make payment to the holders of such indebtedness that accept such offer and obtain waivers from the requisite remaining holders of such indebtedness of any event of default arising under the relevant indenture or other agreement as a result of the Change of Control. The Company covenants to effect such repayment or obtain such consent prior to making a Change of Control Payment, it being a default of this Section 10.1 if the Company fails to comply with such covenant.

(f)                                   The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 10.1 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(g)                                  The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of the conflict.

(h)                                 Other than as specifically provided in this Section 10.1, any purchase pursuant to this Section 10.1 shall be made pursuant to the provisions of Sections 11.03, 11.05 and 11.07 of the Base Indenture.

(i)                                     Notwithstanding anything to the contrary in the foregoing clauses (a) though (h), the Company’s obligation to make a Change of Control Offer may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

ARTICLE XI.
MISCELLANEOUS PROVISIONS

Section 11.1          Effect of Supplemental Indenture.  Upon the execution and delivery of this Supplemental Indenture by each of the Company, the Trustee and the Authenticating and Paying Agent, and the delivery of the documents referred to in Section 11.10 herein, the Base Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes in respect of any Notes.

Section 11.2          Governing Law.  This Supplemental Indenture and each Note shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 11.3          Effect of Headings.  The article and section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.4          Severability.  In case any one or more of the provisions contained in the Indenture, this Supplemental Indenture or the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of the Indenture, this Supplemental Indenture or the Notes, but the Indenture, this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 11.5          Ratification of Indenture.  The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; provided, however, that the provisions of this Supplemental Indenture shall apply solely to the Notes.  This Supplemental Indenture constitutes an integral part of the Base Indenture with respect to the Notes.  In the event of a conflict between the terms and conditions of the Base Indenture and the terms and conditions of this Supplemental Indenture, the terms and conditions of this Supplemental Indenture shall prevail with respect to the Notes.

Section 11.6          Trustee Not Responsible for Recitals.  The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 11.7          Waiver of Jury Trial.  Section 1.15 of the Base Indenture is hereby incorporated herein.

Section 11.8          Counterparts.  This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 11.9          Concerning The Trustee and the Authenticating and Paying Agent.  Neither the Trustee nor the Authenticating and Paying Agent assumes any duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as expressly set forth in the Indenture and, with respect to the Authenticating and Paying Agent, the Authenticating and Paying Agency Agreement. Neither the Trustee nor the Authenticating and Paying Agent makes any representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not of the Trustee or the Authenticating and Paying Agent. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

Section 11.10   Documents to be Given to the Trustee.  As specified in Section 9.03 of the Base Indenture and subject to the provisions of Section 6.03 of the Base Indenture, the Trustee shall be entitled to receive an Officers’

Certificate and an Opinion of Counsel as conclusive evidence that this Supplemental Indenture complies with the applicable provisions of the Indenture.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the day and year first above written.

AIR LEASE CORPORATION

By:	/s/ Gregory B. Willis
	Name:	Gregory B. Willis
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Third Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Diana Vasconez
Name: Diana Vasconez
Title: Associate

By:	/s/ Irene Siegel
Name: Irene Siegel
Title: Vice President

2

ZIONS FIRST NATIONAL BANK, as Authenticating and Paying Agent

By:	/s/ Shelene Brown
Name: Shelene Brown
Title: Vice President

3

Exhibit A

[Form of eNote Internet Auction Program Medium-Term Note]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO AIR LEASE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

AIR LEASE CORPORATION

**************************

eNotes Internet Auction Program

Medium-Term Note

[Title of Securities]

CUSIP: [                   ]

[ISIN: [                       ]]

No. [ ]	$[ ]
(as revised by the Schedule of Increases and Decreases in Global Security attached hereto)

ORIGINAL ISSUE DATE:	INITIAL OPTIONAL REDEMPTION DATE:	INTEREST RATE (PER ANNUM):	INTEREST PAYMENT DATES:

ISSUE PRICE:	REDEMPTION NOTICE PERIOD:	INTEREST PERIODS:	DAY COUNT CONVENTION:

MATURITY DATE:	REDEMPTION PRICE:	DENOMINATIONS:	REGULAR RECORD DATES:

REPURCHASE AT OPTION OF HOLDER:

OTHER PROVISIONS:

AIR LEASE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., the registered Holder hereof, the principal sum of [                             ] Dollars ($[                       ]) (as revised by the Schedule of Increases and Decreases in Global Security attached hereto) on the Maturity Date or the Redemption Date, as the case may be, and to pay interest thereon from and including Original Issue Date or from and including the most recent date to which interest has been paid or duly provided for, semi-annually on [                       ] and [                       ] in each year, commencing [                           ], or, if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”), at the Interest Rate per annum, until the principal hereof is paid or made available for payment; provided that any principal, and any such installment of interest, that is overdue shall bear interest at the Interest Rate (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the [                       ] and [                       ]  (whether or not a Business Day), as the case may be, next preceding such Interest Payment

Date. Any such interest so payable but not so punctually paid or duly provided for on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and, at the Company’s election, may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Paying Agent, notice whereof to be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, New York (or, if the Company does not maintain such office or agency, at the corporate trust office of the Paying Agent in The City of New York or if the Paying Agent does not maintain an office in The City of New York, at the office of a Paying Agent in Salt Lake City, Utah), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of principal and interest on Global Securities shall be made by wire transfer in accordance with the procedures of the Depositary.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of  the Trustee or Authenticating Agent, as the case may be, referred to on the reverse hereof by manual signature of one or more authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: [ ]	AIR LEASE CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS,
not in its individual capacity but solely as Trustee

By:	ZIONS FIRST NATIONAL BANK
Not in its individual capacity but solely as
Authenticating Agent

By:
Authorized Signatory

[REVERSE OF NOTE]

This Note is one of a duly authorized series of securities of the Company designated as “eNotes Internet Auction Program Medium-Term Notes”  (the “Notes”), issued under an Indenture, dated as of October 11, 2012, (the “Base Indenture”) between the Company, as issuer, and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented by the Third Supplemental Indenture, dated as of January 22, 2014 (the “Third Supplemental Indenture”), among the Company, as issuer, the Trustee and Zions First National Bank, as Authenticating and Paying Agent in respect of the Notes, and an Officers’ Certificate, dated as of [                                      ] (the “Officers’ Certificate”; the Base Indenture, as amended and supplemented by the Third Supplemental Indenture and the Officers’ Certificate is herein called the “Indenture”), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

The Company may at any time issue Additional Notes under the Indenture in unlimited amounts having the same terms as the Notes, except as otherwise permitted by the Indenture. Any such Notes, together with this Note, will constitute a single series of Securities under the Indenture.  The Notes will initially be issued in the form of one or more Global Securities.  Except as provided in the Indenture, a Global Security shall not be exchangeable for one or more definitive securities.

The Notes will constitute senior unsecured obligations of the Company, and will rank pari passu without any preference among themselves.

The Notes do not have the benefit of any sinking fund obligation.

If so indicated on the face hereof, this Note may be redeemed prior to the Stated Maturity Date as provided in the Indenture.  [In the event of redemption of this Note in part only, a new Note or Notes in an authorized denomination for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]  If the Issuer elects to redeem this Note, such Note will cease to accrue interest, if any, from the date of redemption, provided the Redemption Price has been paid in accordance with the Indenture.  Upon payment of (i) the amount of principal due and payable and (ii) accrued and unpaid interest, if any (or, if the relevant Notes are Original Issue Discount Securities, the accreted face amount thereof), all of the Company’s obligations in respect of the payment of the principal of, and accrued and unpaid interest, if any, on, this Note shall terminate.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or of certain restrictive covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes affected thereby, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of at least 25% in principal amount of the Notes affected thereby at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity or security reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes affected thereby at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or the Holder’s attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Indenture and this Note are governed by and construed in accordance with the laws of the State of New York.

Unless otherwise specified on the face of this Note, this Note is issuable in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent thereof may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

All terms used in this Note that are not defined herein and are defined in the Indenture shall have the meanings assigned to them in the Indenture.

To the extent that any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Note have been made:

Date of decrease or increase	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease or increase	Signature of authorized signatory of Trustee or Security Registrar

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints                   as agent to transfer this Note on the Security Register. The agent may substitute another to act for him or her.

Dated:	Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Security)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 10.1 of the Third Supplemental Indenture, check the box below:

[   ] Section 10.1

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 10.1 of the Third Supplemental Indenture, state the amount you elect to have purchased:

$ (integral multiples of $1,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).